Agreement No.:GEE24-007

Certain identified information marked with "[***]" has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

AMENDMENT AGREEMENT NO. 1

This Amendment Agreement No. 1 to the Development Service Agreement ("**Amendment**") is between Polestar Performance AB, Reg. No. 556653-3096 , a limited liability company incorporated in Sweden ("**Polestar**" or "**Purchaser**") and Zhejiang ZEEKR Automobile Research & Development Co., Ltd., Reg. No. 91330206MA7BGT1K6K, a limited liability company incorporated under the laws of People's Republic of China ("**Zeekr**" or "**Service Provider**").

Each of Service Provider and Purchaser is hereinafter referred to as a "**Party**" and jointly as the "**Parties**".

BACKGROUND

A. The Parties have entered into a Development Service Agreement (Agreement No. GEE23-018) on November, 29 2023 (the "**Agreement**").

B. Purchaser raised additional Polestar unique requirements of the vehicle development, which will have impact on implementation of Agreement.

C. The Parties now wish to reach agreement on the additional development services and amend the Agreement to the extent set out below.

D. Now, therefore, the Parties agree as follows:

1. SCOPE OF AMENDMENT

1.1 The Agreement will be deemed amended and supplemented to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Any definitions used in this Amendment shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement.

1.2 This Amendment shall come into force when duly signed by both Parties.

2. AMENDMENTS

2.1 <u>Amendments and Supplements to Appedix 1 of the Agreement</u>:

Agreement No.:GEE24-007

The Parties have agreed upon the scope and specification for the above-mentioned additional development services ("New Services") as specified in the following content which shall be added to Service Specification in Appendix 1:

2.1.1 The deliveries, timing and service charges of New Services are detailed in Attachment 1 of this Agreement, which shall be added as supplements to Appendix 1a of the Agreement.

2.1.2 The detailed working content of New Services with Service Provider's role (Consulting, support or Responsible) is detailed in Attachment 2 of this Agreement, which shall be added as supplements to Appendix 1b of the Agreement.

2.1.3 The deliverables of New Services will be finalized and delivered according to what is set-forth in supplements to Appendix 1a and summarized in the table below, which shall be added as supplements to table in Article 3 of Appendix 1 of the Agreement:

1. Services to be delivered by [***]
1-f. Supply Chain
1-h. IT
2-a. Sample Parts

2. Services to be delivered by [***]
1-g. SNC

3. Services to be delivered by [***]
1-a1. SW&E
1-a2. SW&E (CDM Quality Management)
1-b1. CEVT ([***]Architecture, DHU, SRS)
1-b2. CEVT (SRS)
1-b3. CEVT (Climate SW)
1-c1. NERI
1-c2. NERI (Chassis SW)
1-d. iVAC
1-f. PTC - External Cooperation
2-b. EE Tools (SW&E)
2-c Travel Expenses (SW&E, NERI, ZID, CEVT)

2.1.4 Subject to above, Article 4.1 in Appendix 1 of the Agreement shall be replaced in its entirety by following:

"4.1 The total Service Charges for this Service Agreement excluding VAT is the amount of CNY [***], which includes the Service Charges for New Service with amount of CNY [***]. "

2.2 Amendments and Supplements to Main Document of the Agreement:

2.2.1 A new section shall be added to the end of Article 5 (Service Charges) in main document of the Agreement as follows, for the service charges for New Services payable by Purchaser under the this Amendment:

"The agreed fixed price Service Charges for New Services is [***]CNY, this includes [***] as indicated by Appendix 1a-2 section b. However, the cost [***]GECP – SW&E for is not included in the

Agreement No.:GEE24-007

quotation. The Purchaser agrees to pay this amount in [***] at actual cost plus transfer price at [***]%. " and "The fee for Sample parts included in Appendix 1a-2 section 2-a will be charged at actual cost with an arms length mark-up."

2.2.2 A new section shall be added to the end of Article 6 (Payment) in main document of the Agreement as follows:

No.	**Timing of invoicing – (Fixed Payment)**	**Percentage of Development Fees payable by the Purchaser to the service provider (%)**	**Amount (including contingency allocation)**
1.	[***]	[***]	[***]
2.	[***]	[***]	[***]
3.	[***]	[***]	v
4.	[***]	[***]	[***]
Grand Total	[***]		

Item	Timing of invoicing	Amount **(Estimate)**
[***]	[***]	[***]

3. GENERAL PROVISIONS

3.1 This Amendment is and should be regarded and interpreted as an amendment and supplements to the Agreement.

3.2 No amendment of this Amendment will be effective unless it is in writing and signed by both parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment.

3.3 With the exception of what is explicitly stated in this Amendment, the Parties agree that the Agreement shall remain unaffected by this Amendment, and thereby that any provisions not changed or altered through this amendment agreement shall continue to apply on unchanged terms and conditions.

3.4 This Amendment shall form an integral part of the Agreement.

3.5 For the avoidance of doubt, what is stated in the Agreement that have not been amended by this Amendment, including, without limitation, with regards to limitation of liability

Agreement No.:GEE24-007

(Section 13 in Appendix 2), confidentiality (Section 15 in Appendix 2), governing law (Section 18 in Appendix 2) and dispute resolution (Section 19 in Appendix 2), etc. shall apply to this Amendment.

3.6 The Parties may execute this Amendment in counterparts, including electronic copies, which taken together will constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

POLESTAR PERFORMANCE AB.

ZHEJIANG ZEEKR AUTOMOBILE RESEARCH & DEVELOPMENT CO, LTD.

By: Jonas Engström

Printed Name: Jonas Engström

Title: Head of Operations Technolocy

Date: 21/3 2024

By: Per Ansgar

Printed Name: Per Ansgar

Title: CFO

Date: 21/3 2024

By: Xie Baojun

Printed Name: Xie Baojun

Title: Vice President Zeekr Intelligent

Date: 23/5 2024

By: ______________________________

Printed Name: ______________________

Title: ____________________________

Date: ____________________________

Agreement No.:GEE24-007 APPENDIX 1a – 1 Polestar - [***]Developmen Quotation V9 - 1107 极星-[***]5 电子架构开发报价 V9-1107 一、 [***]Development Quotation 一、[***]发报价 Quotation premise 报价前提 This quotation exclude ME, IT, SNC service hours. 本次报价未包含 ME、IT、智能座舱服务工时。 [***] Agreement No.:GEE24-007 For detailed working content please see Appendix 1b. 详细开发工作内容请参考附件 1b。 Agreement No.:GEE24-007 Attachement 1: APPENDIX 1a-2 Polestar - [***]Adapting Development Quotation ([***]) - [***]Development Quotation (2024/2/2) [***] Quotation Premise This quotation excludes other IT systems, like LDB, GECP, GBOM or Global Dictionary. [***]Unique Development [***] Agreement No.:GEE24-007

Agreement No.:GEE24-007 APPENDIX 1b -1 [***]Unique Development Working Details (SW&E, NERI iVAC and CEVT) [***]适配开发阶段详细工作内容 （软件、新能源、架构和 CEVT）[***] Attachment 2: APPENDIX 1b -2 [***]Unique Development Working Details (SW&E, NERI iVAC and CEVT) [***]适配开发阶段详细工作内容 （软件、新能源、架构和 CEVT） [***]